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                                                                   EXHIBIT 12(a)


RATIO OF EARNINGS TO FIXED CHARGES
Union Pacific Corporation and Subsidiary Companies
(Unaudited)


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

--------------------------------------------------------------------------------------------------
                                                                      Three Months Ended June 30,
Millions of Dollars, Except Ratios                                         2002              2001
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
Earnings:
      Net income .............................................         $    304          $    243
      Undistributed equity earnings ..........................              (10)               (1)
                                                                       --------          --------
Total earnings ...............................................              294               242
                                                                       --------          --------
Income taxes .................................................              174               148
                                                                       --------          --------
Fixed charges:
      Interest expense including amortization of debt discount              159               178
      Portion of rentals representing an interest factor .....               11                10
                                                                       --------          --------
Total fixed charges ..........................................              170               188
                                                                       --------          --------
Earnings available for fixed charges .........................         $    638          $    578
                                                                       --------          --------
Ratio of earnings to fixed charges ...........................              3.8               3.1
                                                                       --------          --------
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